UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On July 22, 2016, the Compensation Committee of the Board of Directors of Aceto Corporation (the “Company”) approved a form of Restricted Stock Award Agreement (the “RSA Agreement”) and a form of Restricted Stock Unit Award Agreement (the “RSU Agreement”) to be used in connection with grants made under the Aceto Corporation 2015 Equity Participation Plan.

Descriptions of the terms of the Restricted Stock Awards and Restricted Stock Unit Awards are included in Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 26, 2015. The RSA Agreement and RSU Agreement each provide that there will be no termination of service due to retirement unless the recipient of an award has been continuously employed or engaged in the provision of services to the Company or a parent or subsidiary of the Company for a minimum of five years as of the date of termination of service.

A copy of the RSA Agreement and the RSU Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The descriptions of the RSA Agreement and the RSU Agreement included in this Form 8-K are qualified in their entirety by reference to the attached RSA Agreement and RSU Agreement.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement
10.2	From of Restricted Stock Unit Award Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: July 28, 2016	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

3

Exhibit Index

10.1	Form of Restricted Stock Award Agreement
10.2	From of Restricted Stock Unit Award Agreement

4